Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171927) pertaining to the 2006 Stock Incentive Plan and 2010 Stock Incentive Plan of Bitauto Holdings Limited of our report dated May 10, 2011, with respect to the consolidated financial statements of Bitauto Holdings Limited included in this Annual Report on Form 20-F for the year ended December 31, 2010.

/s/ Ernst & Young Hua Ming

Beijing, People’s Republic of China
May 10, 2011